UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut		06437
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2025, R. Scott Huennekens, Chairperson of the Board of Directors (the “Board”) of Hyperfine, Inc. (the “Company”), notified the Company of his decision to resign as Chairperson and member of the Board, effective as of May 22, 2025 (the “Effective Date”), for personal reasons in light of other commitments. Mr. Huennekens’ resignation was not the result of any disagreement or dispute with the Company. The Company thanks Mr. Huennekens for his dedicated service and leadership during his time as Chairperson of the Board and his contributions to the Company as a valued advisor since 2021. In connection with Mr. Huennekens’ resignation, the Board also approved a decrease in the size of the Board from six to five members.

Additionally, on the Effective Date, the Board appointed Daniel J. Wolterman, a current member of the Board, as Chairperson of the Board. The Company looks forwards to Mr. Wolterman’s leadership in this role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date: May 23, 2025	By:	/s/ Brett Hale
Brett Hale Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary